UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On March 4, 2010, Nord Resources Corporation ("Nord" or the "Company") issued a news release announcing that it has paid the balance of $374,895 that was owing on the $674,895 payment due on February 2, 2010 under the Company's Copper Hedge Agreement with Nedbank Capital Limited ("Nedbank Capital"). All currency amounts are in U.S. dollars.

Nord also announced that it has received a new notice from Nedbank Capital, similar to the prior one, concerning the Company's failure to make the full payment of $513,474 that was due on March 2, 2010 under the Copper Hedge Agreement. Nord has until March 23, 2010 to make the full payment, failing which an Event of Default would occur under the Copper Hedge Agreement. An Event of Default under the Copper Hedge Agreement, if any, would trigger a cross-default under the $25 million secured loan facility with Nedbank Limited ("Nedbank"), which is secured by the real and personal property of Johnson Camp Mine. In that case, Nedbank Capital and Nedbank would be in a position to pursue any and all remedies under the Copper Hedge Agreement and the Secured Loan Agreement.

The Company fully expects to make the overdue March 2, 2010 payment under the Copper Hedge Agreement within the grace period.

As previously indicated, Nord continues to make substantial progress ramping up copper production, but the rate of increase has been slower than expected by management and this has affected Nord's operating cash flow. As Nord's production increases and the price of copper has remained stable or has increased, its operating cash flow is increasing. Nord expects to be able to achieve positive operating cash flow in the 2010 second quarter.

As previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the Toronto Stock Exchange (the "TSX") in connection with Nord's US$12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX de-listing review to confirm that Nord continues to meet the TSX listing requirements. On February 23, 2010, the Company announced that the TSX has determined to defer its de-listing decision until no later than March 25, 2010. While Nord believes that it continues to comply with such requirements, it is unclear what impact Nedbank Capital's notice regarding the overdue March 2, 2010 payment will have on the de-listing review.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release of Nord Resources Corporation dated March 4, 2010*

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: March 4, 2010	NORD RESOURCES CORPORATION By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer